UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2014

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2014, Mr. Christopher O’Kane, the Chief Executive Officer of Aspen Insurance Holdings Limited (“Aspen”), Aspen Insurance UK Services Limited (“Aspen UK”) and Aspen (collectively, the “Parties”) entered into an Amendment Agreement (the “Amendment Agreement”) to remove Section 15.2(b)(ii) of the Amended and Restated Service Agreement, dated as of September 24, 2004 (the “Service Agreement”) between the Parties (as filed with the Securities and Exchange Commission as Exhibit 10.1 to Aspen’s Current Report on Form 8-K on September 24, 2014 and incorporated herein by reference). Pursuant to Section 15.2(b)(ii) of the Service Agreement, Mr. O’Kane would have been entitled to an additional payment from Aspen UK if any excise tax was imposed under the Internal Code of 1986, as amended, with respect to any payment received by Mr. O’Kane in connection with a termination of his employment by Aspen UK without cause or by Mr. O’Kane with good reason within six months prior to a change in control or two years after a change in control.

This summary is qualified in its entirety by reference to the Amendment Agreement, which is attached hereto as Exhibit 10.1.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits

(d)    The following exhibit is furnished under Item 5.02 of this report:
10.1 Amendment Agreement, dated October 28, 2014, between Mr. Christopher O’Kane, Aspen Insurance UK Services Limited and Aspen Insurance Holdings Limited

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: October 31, 2014	By:	/s/ John Worth
	Name:	John Worth
	Title:	Chief Financial Officer

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